Exhibit (i)
                                February 28, 2000


Kemper Global/International Series, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Kemper Global/International Series, Inc. ("Kemper"), a corporation organized under the laws of the State of Maryland on October 2, 1997. Kemper is authorized to issue Six Hundred Million (600,000,000) shares of capital stock (each a "Share" and collectively, the "Shares"), one-tenth of one cent ($0.001) par value per Share, which have been classified into six series (each a "Series" and collectively, the "Series") of One Hundred Million (100,000,000) Shares each. The designations of the six Series are as follows: (1) Kemper Global Blue Chip Fund; (2) Kemper International Growth and Income Fund; (3) Kemper Emerging Markets Income Fund;
(4) Kemper Emerging Markets Growth Fund; (5) Kemper Latin America Fund and (6) Growth Fund of Spain.

         Each Series is further classified into three classes of Shares (each a "Class" and collectively, the "Classes"), designated as the Class A Shares, the Class B Shares and the Class C Shares, respectively, with the Class A and Class B Shares of each Series consisting of 33,333,333 Shares and the Class C Shares of each Series consisting of 33,333,334 Shares.

         We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 6 to Kemper's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 8 to Kemper's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), for the purpose of registering under the Securities Act and the Investment Company Act, the Class A, Class B and Class C Shares of each of the Kemper Global Blue Chip Fund, the Kemper International Growth and Income Fund, the Kemper Emerging Markets Income Fund, the Kemper Emerging Markets Growth Fund, the Kemper Latin America Fund and the Growth Fund of Spain. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement;

                                                                     Exhibit (i)

         (ii) the Charter and Bylaws of Kemper;

         (iii) a certificate of Kemper regarding, among other things, certain actions by Kemper in connection with the authorization of the issuance of Class A, Class B and Class C Shares of the Kemper Global Blue Chip Fund, the Kemper International Growth and Income Fund, the Kemper Emerging Markets Income Fund, the Kemper Emerging Markets Growth Fund, the Kemper Latin America Fund and the Growth Fund of Spain (the "Certificate");

         (iv) a certificate of the Maryland State Department of Assessments and Taxation dated February 25, 2000 to the effect that the Kemper is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of Kemper. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of Kemper, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects;

         (c) at no time prior to and including the date when all of the Shares of each Class of the Kemper Global Blue Chip Fund are issued will (i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Kemper Global Blue Chip Fund exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares of any Series, including the Kemper Global Blue Chip Fund, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series,

                                                                     Exhibit (i)

including the Kemper Global Blue Chip Fund, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share;

         (d) at no time prior to and including the date when all of the Shares of each Class of the Kemper International Growth and Income Fund are issued will
(i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Kemper International Growth and Income Fund exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares of any Series, including the Kemper International Growth and Income Fund, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series, including the Kemper International Growth and Income Fund, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share;

         (e) at no time prior to and including the date when all of the Shares of each Class of the Kemper Emerging Markets Income Fund are issued will (i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Kemper Emerging Markets Income Fund exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares of any Series, including the Kemper Emerging Markets Income Fund, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series, including the Kemper Emerging Markets Income Fund, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share;

         (f) at no time prior to and including the date when all of the Shares of each Class of the Kemper Emerging Markets Growth Fund are issued will (i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Kemper Emerging Markets Growth Fund exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares of any Series, including the Kemper Emerging Markets Growth Fund, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series, including the Kemper Emerging Markets Growth Fund, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share;

         (g) at no time prior to and including the date when all of the Shares of each Class of the Kemper Latin America Fund are issued will (i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Kemper Latin America Fund exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares

                                                                     Exhibit (i)

of any Series, including the Kemper Latin America Fund, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series, including the Kemper Latin America Fund, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share; and

         (h) at no time prior to and including the date when all of the Shares of each Class of the Growth Fund of Spain are issued will (i) Kemper's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 600,000,000; (iii) the total number of the issued Shares of the Growth Fund of Spain exceed 100,000,000; (iv) the total number of the issued Class A or Class B Shares of any Series, including the Growth Fund of Spain, exceed 33,333,333; (v) the total number of the issued Class C Shares of any Series, including the Growth Fund of Spain, exceed 33,333,334; or (vi) the net asset value per Share of any Class of any Series be less than one-tenth of one cent ($0.001) per Share.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. Kemper is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

         2. The issuance and sale of the Class A, Class B and Class C Shares of the Kemper Global Blue Chip Fund pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action on the part of Kemper.

         3. The issuance and sale of the Class A, Class B and Class C Shares of the Kemper International Growth and Income Fund pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action on the part of Kemper.

         4. The issuance and sale of the Class A, Class B and Class C Shares of the Kemper Emerging Markets Income Fund pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action on the part of Kemper.

         5. The issuance and sale of the Class A, Class B and Class C Shares of the Kemper Emerging Markets Growth Fund pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action on the part of Kemper.

         6. The issuance and sale of the Class A, Class B and Class C Shares of the Kemper Latin America Fund pursuant to the Registration Statement have been

                                                                     Exhibit (i)

duly and validly authorized by all necessary corporate action on the part of Kemper.

         7. The issuance and sale of the Class A, Class B and Class C Shares of the Growth Fund of Spain pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action on the part of Kemper.

         8. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Kemper Global Blue Chip Fund will be legally and validly issued, fully paid and non-assessable.

         9. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Kemper International Growth and Income Fund will be legally and validly issued, fully paid and non-assessable.

         10. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Kemper Emerging Markets Income Fund will be legally and validly issued, fully paid and non-assessable.

         11. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Kemper Emerging Markets Growth Fund will be legally and validly issued, fully paid and non-assessable.

         12. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Kemper Latin America Fund will be legally and validly issued, fully paid and non-assessable.

         13. When issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, the Class A, Class B and Class C Shares of the Growth Fund of Spain will be legally and validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of the Company. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this

                                                                     Exhibit (i)

opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Sincerely yours,

                                           /s/ Ober, Kaler, Grimes & Shriver,
                                           a Professional Corporation